   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1999.

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            WASTE CONNECTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           4953                          94-3283464
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                       2260 DOUGLAS BOULEVARD, SUITE 280
                          ROSEVILLE, CALIFORNIA 95661
                                 (916) 772-2221
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             RONALD J. MITTELSTAEDT
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                            WASTE CONNECTIONS, INC.
                       2260 DOUGLAS BOULEVARD, SUITE 280
                          ROSEVILLE, CALIFORNIA 95661
                                 (916) 772-2221
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:

            CAROLYN S. REISER, ESQ.                          STEPHEN A. RIDDICK, ESQ.
        SHARTSIS, FRIESE & GINSBURG LLP                       PIPER & MARBURY L.L.P.
         ONE MARITIME PLAZA, 18TH FLOOR                      36 SOUTH CHARLES STREET
                 (415) 421-6500                             BALTIMORE, MARYLAND 21201
        SAN FRANCISCO, CALIFORNIA 94111                           (410) 539-2530

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-70253

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                   AMOUNT               PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                             TO BE               AGGREGATE OFFERING            AMOUNT OF
  SECURITIES TO BE REGISTERED                  REGISTERED(1)                PRICE(2)              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value...........       287,500 shares              $5,031,250                $1,398.69
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Includes 37,500 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average high and low sales prices of the Common Stock reported by the Nasdaq National Market on January 5, 1999, which were used to estimate the maximum aggregate offering price for Form S-1, Registration No. 333-70253.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (Registration No. 333-70253) filed previously by Waste Connections, Inc., with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") relating to the offering of 3,250,000 shares of Common Stock of Waste Connections, Inc. plus up to 487,500 shares that may be sold pursuant to the underwriters' over-allotment option. This Registration Statement is filed solely to register an additional 287,500 shares of the Registrant's Common Stock pursuant to Rule 462(b) under the Securities Act.

                                 CERTIFICATION

     Waste Connections hereby certifies to the SEC that (1) Waste Connections has instructed its bank to pay the SEC the filing fee provided on the cover page of this Registration Statement by a wire transfer of such amount to the SEC's account at Mellon Bank as soon as practicable (but not later than the close of business on February 4, 1999), (2) Waste Connections will not revoke such instructions, (3) Waste Connections has sufficient funds in the relevant account to cover the amount of such filing fee, and (4) Waste Connections will confirm receipt of such instructions by Waste Connections' bank during the bank's regular business hours no later than February 4, 1999.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                    EXHIBITS

EXHIBITS.

     All Exhibits filed with or incorporated by reference in Registration Statement No. 333-70253 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following, which are filed herewith or specifically incorporated by reference herein from Registration Statement No. 333-70253.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    5.1       Opinion of Shartsis, Friese & Ginsburg LLP
   23.1       Consent of Shartsis, Friese & Ginsburg LLP (included in
              opinion filed as Exhibit 5.1)
   23.2       Consent of Ernst & Young LLP, Independent Auditors
   23.3       Consent of Grant Thornton LLP, Independent Auditors
   23.4       Consent of PricewaterhouseCoopers LLP
   23.5       Consent of Williams, Kastner & Gibbs PLLC

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on February 4, 1999.

                                          WASTE CONNECTIONS, INC.

                                          By:  /s/ RONALD J. MITTELSTAEDT

                                            ------------------------------------
                                                   Ronald J. Mittelstaedt
                                             President, Chief Executive Officer
                                                         and Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 4, 1999.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
             /s/ RONALD J. MITTELSTAEDT                President, Chief Executive      February 4, 1999
-----------------------------------------------------  Officer and Chairman
               Ronald J. Mittelstaedt

               /s/ EUGENE V. DUPREAU*                  Director and Vice President --  February 4, 1999
-----------------------------------------------------  Madera
                  Eugene V. Dupreau

               /s/ MICHAEL W. HARLAN*                  Director                        February 4, 1999
-----------------------------------------------------
                  Michael W. Harlan

               /s/ WILLIAM J. RAZZOUK*                 Director                        February 4, 1999
-----------------------------------------------------
                 William J. Razzouk

                /s/ STEVEN F. BOUCK*                   Executive Vice President and    February 4, 1999
-----------------------------------------------------  Chief Financial Officer
                   Steven F. Bouck

                /s/ MICHAEL R. FOOS*                   Vice President and Corporate    February 4, 1999
-----------------------------------------------------  Controller
                   Michael R. Foos

            * /s/ RONALD J. MITTELSTAEDT
-----------------------------------------------------
               Ronald J. Mittelstaedt
                  Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    5.1        Opinion of Shartsis, Friese & Ginsburg LLP..................
   23.1        Consent of Shartsis, Friese & Ginsburg LLP (included in
               opinion filed as Exhibit 5.1)...............................
   23.2        Consent of Ernst & Young LLP, Independent Auditors.
   23.3        Consent of Grant Thornton LLP, Independent Auditors.........
   23.4        Consent of PricewaterhouseCoopers LLP.......................
   23.5        Consent of Williams, Kastner & Gibbs PLLC...................